Exhibit 3.2

BY-LAWS OF THE COCA-COLA COMPANY
AS AMENDED AND RESTATED THROUGH APRIL 22, 2020
ARTICLE I
SHAREHOLDERS:
Section 1. Place, Date and Time of Holding Annual Meetings. Annual meetings of shareholders shall be held at such place, date and time as shall be designated from time to time by the Board of Directors. In the absence of a resolution adopted by the Board of Directors establishing such place, date and time, the annual meeting shall be held at 1209 Orange Street, Wilmington, Delaware, on the third Wednesday in April of each year at 9:00 A.M. (local time).
Section 2. Voting. Each outstanding share of common stock of the Company is entitled to one vote on each matter submitted to a vote. Except as provided below, all actions shall be authorized by a majority of the votes cast unless a greater vote is required by the laws of Delaware. A shareholder may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or the transmission that could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A nominee for director election shall be elected by the affirmative vote of a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In an election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee (excluding abstentions). If a director is not elected, the director shall promptly tender his or her resignation to the Board of Directors. The Committee on Directors and Corporate Governance will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the resignation taking into account the recommendation of the Committee on Directors and Corporate Governance and publicly disclose its decision and the rationale behind it within 100 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decisions of the Committee on Directors and Corporate Governance or the Board of Directors that concern such resignation. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article VI, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of Article II, Section 1.

Section 3. Quorum. The holders of a majority of the issued and outstanding shares of capital stock of the Company, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.
Section 4. Adjournment of Meetings. In the absence of a quorum or for any other reason, the chairman of the meeting may adjourn the meeting from time to time. If the adjournment is not for more than thirty days, the adjourned meeting may be held without notice other than an announcement at the meeting. If the adjournment is for more than thirty days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.
Section 5. Special Meetings.
(a) General. Special meetings of the shareholders for any purpose or purposes may be called by, and only by, (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer or (iv) solely to the extent required by Section 5(b), the Secretary of the Company. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.
(b) Shareholder Requested Special Meetings.
(i) Special meetings of the shareholders (each a “Shareholder Requested Special Meeting”) shall be called by the Secretary upon the written request of a shareholder (or a group of shareholders formed for the purpose of making such request) who or which has Net Long Beneficial Ownership (as defined below) of 25% or more of the outstanding common stock of the Company (the “Requisite Percent”) as of the date of submission of the request. Compliance by the requesting shareholder or group of shareholders with the requirements of this section and related provisions of these By-Laws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Company and the shareholders.
“Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a shareholder’s ownership of common stock of the Company, shall mean those shares of common stock of the Company as to which the shareholder in question possesses (x) the sole power to vote or direct the voting, (y) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (z) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (x), (y) and (z) shall not include any shares (1) sold by such shareholder in any transaction that has not been settled or closed, (2) borrowed by such shareholder for any purposes or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the Company or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such shareholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such shareholder.
        (ii) A request for a Shareholder Requested Special Meeting must be signed by the Net Long Beneficial Owners of the Requisite Percent of the Company’s common stock (or their duly authorized agents) and be delivered to the Secretary at the principal executive offices of the Company by registered mail, return receipt requested.
Such request shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting, (B) bear the date of signature of each shareholder (or duly authorized agent) signing the request, (C) set forth (w) the name and address, as they appear in the Company’s books, of each shareholder signing such request (or on whose behalf the request is signed), (x) the number of shares of common stock of the Company as to which such shareholder has Net Long Beneficial Ownership, (y) include evidence of the fact and duration of such shareholder’s beneficial ownership of such stock consistent with that which is required under Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") and (z) a certification from each such shareholder that the shareholders signing the request in the aggregate satisfy the Net Long Beneficial Ownership requirement of these By-Laws, (D) set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the 1934 Act, (E) describe any material interest of each such shareholder in the specific purpose or purposes of the meeting, and (F) include an acknowledgment by each shareholder and any duly authorized agent that any disposition of shares of common stock of the Company as to which such shareholder has Net Long Beneficial Ownership as of the date of delivery of the special meeting request and prior to the record date for the proposed meeting requested by such shareholder shall constitute a revocation of such request with respect to such shares. In addition, the shareholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Company to allow it to satisfy its obligations under applicable law.
Any requesting shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Company. If, following such revocation at any time before the date of the Shareholder Requested Special Meeting, the remaining requests are from shareholders holding in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the Shareholder Requested Special Meeting.
(iii) Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of shareholders if (A) the request for such special meeting does not comply with this Section 5(b), (B) the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer has called or calls an annual or special meeting of shareholders to be held not later than ninety (90) days after the date on which a valid request has been delivered to the Secretary (the “Delivery Date”), (C) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) the request contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of shareholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (D) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (E) the request relates to an item of business that is not a proper subject for action by the shareholders of the Company under applicable law or (F) the request was made in a manner that involved a violation of Regulation 14A under the 1934 Act or other applicable law.
(iv) Any Shareholder Requested Special Meeting shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Shareholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting (the “Meeting Record Date”), which shall be fixed in accordance with Article I, Section 9 of these By-Laws. In fixing a date and time for any Shareholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.
(v) Business transacted at any Shareholder Requested Special Meeting shall be limited to the purpose(s) stated in the request; provided, however, that nothing herein shall prohibit the Company from submitting matters to a vote of the shareholders at any Shareholder Requested Special Meeting.
Section 6. Notice of Shareholders Meeting. Notice, stating the place, date, hour and purpose of the annual or special meeting shall be given by the Secretary not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.
Section 7. Organization. The Chairman of the Board of Directors shall preside at all meetings of shareholders. In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or in the President’s absence or in the event that the Board of Directors has not selected a President, any Senior Executive Vice President, Executive Vice President, Senior Vice President or Vice President in order of seniority as specified in this sentence, and, within each classification of office in order of seniority in time in that office, shall preside. The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary’s absence, the chairman of the meeting may appoint a secretary.
The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meetings to shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit, (iv) restrictions on entries to the meeting after the time affixed for the commencement thereof, (v) limitations on the time allotted to the questions or comments by participants and (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 8. Inspectors of Election. All votes by ballot at any meeting of shareholders shall be conducted by such number of inspectors of election as are appointed for that purpose by the Company. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
Section 9. Record Date. The Board of Directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to take action by written consent, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall fix in advance a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action and in such case only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or entitled to take action by written consent, or be entitled to receive payment of any such dividend or other distribution or allotment of any rights or be entitled to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.
Section 10. Nature of Business; Notice of Shareholder Business. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder.
In order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and such business must be a proper matter for shareholder action under the General Corporation Law of the State of Delaware. With respect to nominations of persons for election to the Board of Directors of the Company, the shareholder (or group of shareholders) must comply with the notice and other requirements set forth in Article I, Section 11 and Section 12 of these By-Laws, as applicable. In order for business to be properly brought before a Shareholder Requested Special Meeting by a shareholder, such shareholder must comply with the notice and other requirements set forth in Article I, Section 5 of these By-Laws.
To be timely, a shareholder’s notice with respect to an annual meeting, other than with respect to nominations of persons for election to the Board of Directors of the Company pursuant to Article I, Section 12 of these By-Laws, must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting or ten (10) days following the date on which public announcement of the date of the meeting is first made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Company’s By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned and owned of record by the shareholder, (iv) any material interest of the shareholder or the shareholder’s affiliates or associates in such business, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, with respect to securities of the Company and (vi) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the1934 Act, in his capacity as a proponent to a shareholder proposal and any other information reasonably requested by the Company to allow it to satisfy its obligations under applicable law. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these By-Laws to the contrary, no business (other than the nominations for the election of directors) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
Section 11. Election of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 11 or the procedures set forth in Section 12 of this Article I shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of shareholders or at a special meeting of shareholders called for the purpose of electing directors. Nominations may be made (i) by or at the direction of the Board of Directors, (ii) at an annual meeting by any shareholder of the Company entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 11, (iii) at an annual meeting by a shareholder or group of shareholders of the Company who complies with the notice and other requirements set forth in Article I, Section 12 of these By-Laws or (iv) at a Shareholder Requested Special Meeting by a shareholder or group of shareholders of the Company who complies with the notice and other requirements set forth in Article I, Section 5 of these By-Laws.
Nominations by a shareholder or a group of shareholders at an annual meeting pursuant to this Section 11, other than with respect to nominations of persons for election to the Board of Directors of the Company pursuant to Article I, Section 12 of these By-Laws, shall be made pursuant to timely notice in writing to the Secretary of the Company in accordance with the provisions of Section 10. Such shareholder’s notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to Section 10. At the request of the Board of Directors, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.
Section 12. Proxy Access for Director Nominations.
(a) The Company shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by a shareholder that satisfies, or by a group of no more than twenty (20) shareholders that satisfy, the requirements of this Section 12 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 12 (the “Nomination Notice”) to have its nominee included in the Company’s proxy materials pursuant to this Section 12.
(b) To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Company commenced mailing of its proxy materials in connection with the most recent annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is more than thirty (30) days before or seventy (70) days after the anniversary of the preceding year’s annual meeting, in order to be timely the Nomination Notice must be so received not later than the close of business on the later of one hundred and twenty (120) days in advance of such annual meeting or ten (10) days following the day on which public disclosure of the date of the annual meeting was made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.
(c) For purposes of this Section 12, the “Required Information” that the Company will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the Secretary within the time period specified in this Section 12 for providing the Nomination Notice,
(d) The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 12 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Company’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 12, or if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 12 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Company’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Company each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Company and confirmed by the Company. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(e) For purposes of this Section 12, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the capital stock of the Company as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Company are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Company and its shareholders.
(f) An Eligible Shareholder must have owned (as defined above) continuously for at least three (3) years that number of shares of capital stock as shall constitute three percent (3%) or more of the outstanding capital stock of the Company (the “Required Shares”) as of both (i) a date within seven (7) days prior to the date of the Nomination Notice and (ii) the record date for determining shareholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 12, (i) the shares of the capital stock of the Company owned by one or more shareholders, or by the person or persons who own shares of the capital stock of the Company and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares of capital stock of the Company is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 12. For the avoidance of doubt, if a group of shareholders aggregates ownership of shares in order to meet the requirements under this Section 12, all shares held by each shareholder constituting their contribution to the foregoing 3% threshold must be held by that shareholder continuously for at least three (3) years, and evidence of such continuous ownership shall be provided as specified in this Section 12(f).
Within the time period specified in this Section 12 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Company:
(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;
(ii) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with the information and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 11 of this Article I;
(iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as such rule may be amended;
(iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 12) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 12, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Company and (E) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(v) an undertaking that the Eligible Shareholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Company or out of the information that the Eligible Shareholder provided to the Company, (C) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee pursuant to this Section 12, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the Company prior to the annual meeting such additional information as necessary with respect thereto.
(g) The Eligible Shareholder may provide to the Secretary of the Company, at the time the information required by this Section 12 is provided, a written statement for inclusion in the Company’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Company may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(h) Within the time period specified in this Section 12 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the Secretary of the Company a written representation and agreement that the Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question that has not been disclosed to the Company, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, and (iii) will comply with all the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Company, the Shareholder Nominee must submit all completed and signed questionnaires required of the Company’s directors and officers. The Company may request such additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Company’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Shareholder Nominee is not independent under the Applicable Independence Standards, the Shareholder Nominee will not be eligible for inclusion in the Company’s proxy materials.
(i) Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 12 for the next two (2) annual meetings.
(j) The Company shall not be required to include, pursuant to this Section 12, any Shareholder Nominees in its proxy materials for any meeting of shareholders (i) for which the Secretary of Company receives a notice that a shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 11 of this Article I and such shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Company’s proxy materials pursuant to this Section 12, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Company to be in violation of these By-Laws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Company’s capital stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 12.
(k) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company, if (i) the Shareholder

Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 12, as determined by the Board of Directors or the person presiding at the annual meeting of shareholders, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 12.
(l) The Eligible Shareholder (including any person who owns shares of capital stock of the Company that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 12(f) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act.
ARTICLE II
DIRECTORS:
Section 1. Number and Term and Classes of Directors. The whole Board of Directors shall consist of not less than ten (10) nor more than twenty (20) members, the exact number to be set from time to time by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. In absence of the Board of Directors setting the number of directors, the number shall be 20. The Board of Directors shall be elected each year, at the annual meeting of shareholders, to hold office until the next annual meeting and until their successors are elected and qualified.
Section 2. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time.
Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Secretary or by a majority of the directors by written request to the Secretary.
Section 4. Notice of Meetings. The Secretary shall give notice of all meetings of the Board of Directors by mailing the notice at least three days before each meeting or by telegraphing or telephoning the directors, or sending notice to the directors by facsimile or other electronic transmission, not later than one day before the meeting. The notice shall state the time, date and place of the meeting, which shall be determined by the Chairman of the Board of Directors, or, in absence of the Chairman, by the Secretary of the Company, unless otherwise determined by the Board of Directors by action taken prior to the meeting.
Section 5. Quorum and Voting. A majority of the directors holding office shall constitute a quorum for the transaction of business. Except as otherwise specifically required by Delaware law or by the Certificate of Incorporation of the Company or by these By-Laws, any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.
Section 6. Participation in Meetings; Action by Unanimous Consent. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 7. General Powers of Directors. The business and affairs of the Company shall be managed under the direction of the Board of Directors.
Section 8. Chairman. At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside and in the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors, a chairman selected by the Chairman of the Board of Directors or, if he fails to do so, by the directors, shall preside.
Section 9. Compensation of Directors. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof, except that a director who is an officer or employee of the Company shall receive no compensation or fees for serving as a director or a committee member.
Section 10. Qualification of Directors. Any director who was elected or re-elected because he or she was an officer of the Company at the time of that election or the most recent re-election shall resign as a member of the Board of Directors simultaneously when he or she ceases to be an officer of the Company.
ARTICLE III
COMMITTEES OF THE BOARD OF DIRECTORS:
Section 1. Committees of the Board of Directors. The Board of Directors shall designate an Audit Committee, a Compensation Committee and a Committee on Directors and Corporate Governance, and whatever other committees the Board of Directors deems advisable, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent provided in the charters of each committee adopted by the Board of Directors in one or more resolutions.
The Chairman of the Board shall have the power and authority of a committee of the Board of Directors for purposes of taking any action which the Chairman of the Board is authorized to take under the provisions of this Article.
Section 2. Election of Committee Members. The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of shareholders and until their successors are elected and qualified or until the members’ earlier resignation or removal. The Board of

Directors may designate the Chairman and Vice Chairman of each committee. Vacancies may be filled by the Board of Directors at any meeting.
The Chairman of the Board may designate one or more directors to serve as an alternate member or members at any committee meeting to replace any absent or disqualified member, such alternate or alternates to serve for that committee meeting only, and the Chairman of the Board may designate a committee member as acting chairman of that committee, in the absence of the elected committee chairman, to serve for that committee meeting only.
Section 3. Procedure/Quorum/Notice. The Committee Chairman, Vice Chairman or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing the notice to the members of the committee at least three days before each meeting or by telegraphing or telephoning the members or sending the notice to members by facsimile or other electronic transmission, not later than one day before the meeting. The notice shall state the time, date and place of the meeting. Each committee shall fix its other rules of procedure. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV
NOTICE AND WAIVER OF NOTICE:
Section 1. Notice. Any notice required to be given to shareholders or directors under these By-Laws, the Certificate of Incorporation or by law may be given by mailing the same, addressed to the person entitled thereto, at such person’s last known post office address and such notice shall be deemed to be given at the time of such mailing. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
Section 2. Waiver of Notice. Whenever any notice is required to be given under these By‑Laws, the Certificate of Incorporation or by law, a written waiver thereof, signed by the person entitled to notice, or a waiver given by such person by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice.

ARTICLE V
OFFICERS:
Section 1. Officers of the Company. The officers of the Company shall be selected by the Board of Directors and shall be a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may elect one or more Vice Chairmen, President and a Controller and one or more of the following: Senior Executive Vice President, Executive Vice President, Senior Vice President, Assistant Vice President, Assistant Secretary, Associate Treasurer, Assistant Treasurer, Associate Controller and Assistant Controller. Two or more offices may be held by the same person.
The Company may have a General Counsel who shall be appointed by the Board of Directors and shall have general supervision of all matters of a legal nature concerning the Company, unless the Board of Directors has also appointed a General Tax Counsel, in which event the General Tax Counsel shall have general supervision of all tax matters of a legal nature concerning the Company.
The Company may have a Chief Financial Officer who shall be appointed by the Board of Directors and shall have general supervision over the financial affairs of the Company. The Company may also have a Chief of Internal Audits who shall be appointed by the Board of Directors.
Section 2. Election of Officers. At the first meeting of the Board of Directors after each annual meeting of shareholders, the Board of Directors shall elect the officers. From time to time the Board of Directors may elect other officers.
Section 3. Tenure of Office; Removal. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders following the officer’s election and until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal. Each officer shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.
Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside over meetings of the Board of Directors and shall consult and advise with the Board of Directors and committees thereof on the business and the affairs of the Company. The Chairman of the Board of Directors shall have such other duties as may be assigned by the Board of Directors.
Section 5. Chief Executive Officer. The Chief Executive Officer, subject to the overall direction and supervision of the Board of Directors and committees thereof, shall be in general charge of the affairs of the Company, and shall consult and advise with the Board of Directors and committees thereof on the business and the affairs of the Company. The Chief Executive Officer shall have the power to make and execute contracts and other instruments, including powers of attorney, on behalf of the Company and to delegate such power to others.
Section 6. President. The Board of Directors may select a President who shall have such powers and perform such duties, including those of Chief Operating Officer, as may be assigned by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the President, his or her duties shall be performed by the Chief Executive Officer or such persons as the Board of Directors or the Chief Executive Officer may designate. The President shall also have the power to make and execute contracts on the Company’s behalf and to delegate such power to others.
Section 7. Vice Presidents. Each Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to the officer by the Board of Directors or by the Chief Executive Officer.
Section 8. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, minutes of all meetings of committees of the Board of Directors, except where such responsibility is otherwise fixed by the Board of Directors. The Secretary shall issue all notices for meetings of the shareholders and Board of Directors and shall have charge of and keep the seal of the Company and shall affix the seal attested by the Secretary’s signature to such instruments as may properly require same. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President may require; and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the Company and its shareholders. The Secretary shall attend to such correspondence and such other duties as may be incident to the office of the Secretary or assigned by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.
In the absence of the Secretary, an Assistant Secretary is authorized to assume the duties herein imposed upon the Secretary.
Section 9. Treasurer. The Treasurer shall perform all duties and acts incident to the position of Treasurer, shall have custody of the Company funds and securities, and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Company. The Treasurer shall vote all of the stock owned by the Company in any corporation and may delegate this power to others. The Treasurer shall perform such other duties as may be assigned to the Treasurer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chief Executive Officer.
In the absence of the Treasurer, an Assistant Treasurer is authorized to assume the duties herein imposed upon the Treasurer.
Section 10. Controller. The Board of Directors may select a Controller who shall keep or cause to be kept in the books of the Company provided for that purpose a true account of all transactions and of the assets and liabilities of the Company. The Controller shall prepare and submit to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chief Executive Officer, such financial statements and schedules as may be required to keep the Chief Financial Officer and the Chief Executive Officer currently informed of the operations and financial condition of the Company, and perform such other duties as may be assigned by the Chief Financial Officer or the Chief Executive Officer.
In the absence of the Controller, an Assistant Controller is authorized to assume the duties herein imposed upon the Controller.
Section 11. Chief of Internal Audits. The Board of Directors may select a Chief of Internal Audits, who shall cause to be performed, and have general supervision over, auditing activities of the financial transactions of the Company, including the coordination of such auditing activities with the independent accountants of the Company and who shall perform such other duties as may be assigned to him from time to time. The Chief of Internal Audits shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chief Executive Officer. From time to time at the request of the Audit Committee, the Chief of Internal Audits shall inform that committee of the auditing activities of the Company.
Section 12. Assistant Vice Presidents. The Company may have Assistant Vice Presidents who shall be appointed by a committee whose membership shall include one or more executive officers of the Company (the "Committee"). Each such Assistant Vice President shall have such powers and shall perform such duties as may be assigned from time to time by the Committee, the Chief Executive Officer, the President or any Vice President, and which are not inconsistent with the powers and duties granted and assigned by these By-Laws or the Board of Directors. Assistant Vice Presidents appointed by the Committee shall be subject to removal at any time, with or without cause, by the Committee. Annually the Committee shall report to the Board of Directors who it has appointed to serve as Assistant Vice Presidents and their respective responsibilities.
ARTICLE VI
RESIGNATIONS: FILLING OF VACANCIES:
Section 1. Resignations. Any director, member of a committee, or officer may resign at any time. Such resignation shall be made by notice to the Chairman of the Board of Directors or the Secretary given in writing or by electronic transmission and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
Section 2. Filling of Vacancies. If the office of any director becomes vacant, the directors in office, although less than a quorum, or, if the number of directors is increased, the directors in office, may elect any qualified person to fill such vacancy. In the case of a vacancy in the office of a director caused by an increase in the number of directors, the person so elected shall hold office until the next annual meeting of shareholders, or until his successor shall be elected and qualified. In the case of a vacancy in the office of a director resulting otherwise than from an increase in the number of directors, the person so elected to fill such vacancy shall hold office for the unexpired term of the director whose office became vacant. If the office of any officer becomes vacant, the Chairman of the Board of Directors may appoint any qualified person to fill such vacancy temporarily until the Board of Directors elects any qualified person for the unexpired portion of the term. Such person shall hold office for the unexpired term and until the officer’s successor shall be duly elected and qualified or until the officer’s earlier resignation or removal.
ARTICLE VII
INDEMNIFICATION:
Section 1. Indemnification of Directors, Officers, Employees and Agents. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Notwithstanding the foregoing, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under this Article VII, the Company shall be required to indemnify a person under this Article VII in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.
Section 2. Expenses. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. The entitlement to expenses under this Section 2 shall include any expenses incurred by a director, officer, employee or agent of the Company in connection with any action, suit or proceeding brought by such director, officer, employee or agent to enforce a right to indemnification or payment of expenses under this Article. If successful in whole or in part in any such action, suit or proceeding, or in any action, suit or proceeding brought by the Company to recover a payment of expenses pursuant to the terms of an undertaking provided in accordance with Section 4, the director, officer, employee or agent also shall be entitled to be paid the expense of prosecuting or defending such action, suit or proceeding.
Section 3. Procedure for Receiving Indemnification. To receive indemnification under this By-Law, a director, officer, employee or agent of the Company shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to him and reasonably necessary to determine his entitlement to indemnification. Upon receipt by the Company of a written request for indemnification, a determination, if required by applicable law, with respect to a claimant’s request shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum; or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the shareholders. The determination of a claimant’s entitlement to indemnification shall be made within a reasonable time, and in any event within no more than 60 days, after receipt by the Company of a written request for indemnification, together with the supporting documentation required by this Section. The burden of establishing that a claimant is not entitled to be indemnified under this Article or otherwise shall be on the Company.
Section 4. Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement requesting payment of such expenses. Such statement shall evidence the expenses incurred by the claimant and shall include an undertaking by or on behalf of the claimant to repay such expenses if it shall ultimately be determined, by final judicial decision from which there is no further right to appeal, that he is not entitled to be indemnified by the Company as authorized by this Article. The burden of establishing that a claimant is not entitled to payment of expenses under this Article or otherwise shall be on the Company. Any such payment shall not be deemed to be a loan or extension or arrangement of credit by or on behalf of the Company.

Section 5. Provisions Non-Exclusive; Survival of Rights. The indemnification and payment of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those indemnified or those who receive payment of expenses may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6. Insurance. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.
Section 7. Authority to Enter into Indemnification Agreements. The Company shall have the power to enter into contracts with any director, officer, employee or agent of the Company in furtherance of the provisions of this Article to provide for the payment of such amounts as may be appropriate, in the discretion of the Board of Directors, to effect indemnification and payment of expenses as provided in this Article.
Section 8. Effect of Amendment. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification in respect of any act or omission occurring prior to such amendment, repeal or modification.
Section 9. No Duplication of Payments. The Company’s obligation, if any, to indemnify or pay expenses to any person under this Article shall be reduced to the extent such person has otherwise received payment (under any insurance policy, indemnity clause, bylaw, agreement, vote or otherwise).
ARTICLE VIII
CAPITAL STOCK:
Section 1. Form and Execution of Certificates. The certificates of shares of the capital stock of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the Chief Executive Officer or the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Each certificate of stock shall certify the number of shares owned by the shareholder in the Company.
A facsimile of the seal of the Company may be used in connection with the certificates of stock of the Company, and facsimile signatures of the officers named in this Section may be used in connection with said certificates. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

Section 2. Record Ownerships. All certificates shall be numbered appropriately and the names of the owners, the number of shares and the date of issue shall be entered in the books of the Company. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.
Section 3. Transfer of Shares. Upon surrender to the Company or to a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company, if it is satisfied that all provisions of law regarding transfers of shares have been duly complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 4. Lost, Stolen or Destroyed Stock Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person’s ownership of the certificate and of the facts which go to prove that it was lost, stolen or destroyed. The person shall also, if required by the Board of Directors, give the Company a bond, sufficient to indemnify the Company against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Any Vice President or the Secretary or any Assistant Secretary of the Company is authorized to issue such duplicate certificates or to authorize any of the transfer agents and registrars to issue and register such duplicate certificates.
Section 5. Regulations. The Board of Directors from time to time may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares.
Section 6. Transfer Agent and Registrar. The Board of Directors may appoint such transfer agents and registrars of transfers as may be deemed necessary, and may require all stock certificates to bear the signature of either or both.
ARTICLE IX
SEAL:
Section 1. Seal. The Board of Directors shall provide a suitable seal containing the name of the Company, the year of its creation, and the words, "CORPORATE SEAL, DELAWARE," or other appropriate words. The Secretary shall have custody of the seal.
ARTICLE X
FISCAL YEAR:
Section 1. Fiscal Year. The fiscal year of the Company shall be the calendar year.
ARTICLE XI
EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES:

Section 1. Exclusive Forum for Adjudication of Disputes. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or to the Company’s shareowners, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (iii) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-laws (as either may be amended from time to time); (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine; or (iv) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
ARTICLE XII
AMENDMENTS:
Section 1. Directors May Amend By-Laws. The Board of Directors shall have the power to make, amend and repeal the By-laws of the Company.
Section 2. By-laws Subject to Amendment by Shareholders. All By-Laws shall be subject to amendment, alteration, or repeal by the shareholders entitled to vote at any annual meeting or at any special meeting.
ARTICLE XIII
EMERGENCY BY-LAWS:
Section 1. Emergency By-laws. This Article XIII shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or, if one has been constituted, the Executive Committee thereof cannot be readily convened (an "emergency"), notwithstanding any different or conflicting provision in the preceding Articles of these By-laws or in the Certificate of Incorporation of the Company. To the extent not inconsistent with the provisions of this Article, the By-laws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Company shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XIII shall cease to be operative.
Section 2. Meetings. During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any officer or director of the Company. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or

Designated Officers, as defined in Section 3 hereof, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
Section 3. Quorum. At any meeting of the Board of Directors, or any committee thereof, called in accordance with Section 2 of this Article XIII, the presence or participation of two directors, one director and a Designated Officer or two Designated Officers shall constitute a quorum for the transaction of business.
The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Company in a numbered list (the "Designated Officers") who shall be deemed, in the order in which they appear on such list, directors of the Company for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.
Section 4. By-laws. At any meeting called in accordance with Section 2 of this Article XIII, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII so as to make any provision that may be practical or necessary for the circumstances of the emergency.
Section 5. Liability. No officer, director or employee of the Company acting in accordance with the provisions of this Article XIII shall be liable except for willful misconduct.
Section 6. Repeal or Change. The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 5 of this Article XIII with regard to action taken prior to the time of such repeal or change.
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